UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

The Marygold Companies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41318	90-1133909
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

120 Calle Iglesia, Unit B, San Clemente, CA	92672
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 429-5370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MGLD	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Effective January 12, 2024, The Marygold Companies, Inc. (the “Company”) has accepted the resignation of Stuart P. Crumbaugh on the Company’s Board of Directors and as its chief financial officer. Mr. Crumbaugh has voluntarily resigned from the Company’s Board of Directors and his position as its chief financial officer. There are no disagreements between Mr. Crumbaugh and the Company. Mr. Crumbaugh maintains his role as a member of the Board of Directors and chief financial officer for certain of the Company’s wholly owned subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Marygold Companies, Inc.

By:	/s/ Nicholas Gerber
Name:	Nicholas Gerber
Title:	Chief Executive Officer

Dated:	January 12, 2024